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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  VIASAT, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                           33-0174996
  (State of incorporation)                                (I.R.S. Employer
                                                          Identification No.)

    2290 COSMOS COURT                                           92009
  CARLSBAD, CALIFORNIA                                        (Zip Code)
  (Address of principal
   executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered
  -------------------                           ------------------------------

         None


Securities to be registered pursuant to Section 12(g) of the Act:


               Shares of Common Stock, par value $.0001 per share.
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.  Description of Registrant's Securities to be Registered.


         ViaSat, Inc., a Delaware corporation (the "Company"), will issue up to 2,530,000 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-1 (No. 333-13183) under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on October 1, 1996, as amended by Amendment No. 1 filed with the Commission on November 5, 1996, Amendment No. 2 filed with the Commission on November 20, 1996, and any prospectus filed in accordance with Rule 424(b) under the Securities Act (the "Registration Statement"). A description of the Common Stock meeting the requirements of this item appears at pages 52 and 53 of the Prospectus in the Registration Statement and is incorporated herein by reference.

Item 2.  Exhibits.


         1.       Form of Common Stock Certificate.*

         2.       Amended and Restated Certificate of Incorporation.*

         3.       Bylaws.*


         *Previously filed with the Commission and incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-13183) filed with the Commission on October 1, 1996, as amended by Amendment No. 1 filed with the Commission on November 5, 1996 and Amendment No.
2 filed with the Commission on November 20, 1996.



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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 20, 1996

                                          ViaSat, Inc.



                                          By:/s/ Mark D. Dankberg
                                             -----------------------------------
                                                 Mark D. Dankberg
                                                 President and Chief Executive
                                                 Officer




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